UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 931-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Fourth Amended and Restated Credit Agreement

On June 21, 2023, Hillenbrand, Inc. (the “Company”) entered into the Amendment No. 1 to Fourth Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) among the Company, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

The Credit Agreement Amendment amends the Company’s Fourth Amended and Restated Credit Agreement, dated as of June 8, 2022 (the “Prior Credit Agreement” and, as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”). The amendments effected by the Credit Agreement Amendment include, among other changes, establishment of a euro-denominated, delayed-draw term loan facility available to the Company’s wholly owned subsidiary Hillenbrand Switzerland GmbH in an initial aggregate principal amount of up to €185,000,000 (the “New Term Loan”) and the inclusion of requirements that would be triggered by a Collateral Springing Event, as described below.

The New Term Loan commitments will be subject to ticking fees if not drawn within 60 days of the date of the Credit Agreement Amendment, and the New Term Loan commitments will expire 180 days after the date of the Credit Agreement Amendment. The New Term Loan, if drawn, will be subject to quarterly amortization payments equal to 1.25% of the funded New Term Loan for the first eight calendar quarters following the funding date, and 1.875% of the funded New Term Loan thereafter until the maturity date.

The New Term Loan, if drawn, will mature on June 8, 2027, concurrently with the other obligations under the Amended Credit Agreement.

The New Term Loan proceeds may be used for general corporate purposes and to finance a portion of the purchase price of the Schenck Process Food and Performance Materials division, the agreement for the acquisition of which was disclosed in the Company’s Current Report on Form 8-K filed May 30, 2023. The New Term Loan would be guaranteed by the Company and certain of the Company’s domestic subsidiaries.

The New Term Loan would, once drawn, accrue interest at the Adjusted EURIBO Rate (as defined in the Amended Credit Agreement) plus a margin, ranging from 1.00% to 2.25%, based on the Company’s Leverage Ratio (as defined in the Amended Credit Agreement).

The Amended Credit Agreement requires the Company and certain domestic subsidiaries that are guarantors thereunder to take certain actions if a Collateral Springing Event (as defined in the Amended Credit Agreement) occurs during the period beginning upon notice to the Administrative Agent of the effectiveness of the L/G Amendment described below under the caption “Amendment and Restatement of Syndicated L/G Facility Agreement” and ending on the first date on or after April 1, 2025 that all principal, interest, and other amounts owing in respect of the New Term Loan have been paid in full (the “Credit Agreement Adjusted Period”). After a Collateral Springing Event, the Company and the guarantors would be required to grant liens on substantially all of their assets (subject to customary exceptions for excluded assets, including an exception for Principal Property (as defined in the Company’s indentures in respect of its senior notes) and for capital stock of entities that own any such Principal Property) in favor of the Administrative Agent for the benefit of the secured parties.

As compared to the Prior Credit Agreement, the Amended Credit Agreement increases the maximum permitted Leverage Ratio from and after the commencement of the Credit Agreement Adjusted Period from 3.50x to 4.00x for the quarter ending June 30, 2023 and to 4.50x for the quarters ending September 30, 2023 through June 30, 2024, stepping down to 4.00x for the quarters ending September 30, 2024 and December 31, 2024, to 3.75x for the quarter ending March 31, 2025, and to 3.50x for the quarters ending June 30, 2025 and thereafter. The Amended Credit Agreement also requires mandatory prepayments of the New Term Loan with 100% of net proceeds from asset sales (subject to customary carveouts and reinvestment rights) and, as compared to the Prior Credit Agreement, contains additional limitations on liens and restricted payments during the Credit Agreement Adjusted Period. Except for the amendments applicable during the Credit Agreement Adjusted Period, the Amended Credit Agreement contains substantially the same affirmative and negative covenants and events of default as those in the Prior Credit Agreement.

Certain of the lenders and agents under the Amended Credit Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial lending, financial advisory and other services for the Company and its subsidiaries and have received, or may in the future receive, customary fees and commissions or other payments in connection therewith.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment and Restatement of Syndicated L/G Facility Agreement

On June 22, 2023, the Company entered into an Amendment and Restatement Agreement (the “L/G Amendment”) between the Company, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, Commerzbank Aktiengesellschaft, as mandated lead arranger and bookrunner, Commerzbank Aktiengesellschaft (as successor to Commerzbank Finance & Covered Bond S.A.), as agent (in such capacity, the “Agent”), and the other financial institutions party thereto as mandated lead arrangers, lenders and issuing banks.

The L/G Amendment amends and restates the Company’s Syndicated L/G Facility Agreement, dated June 21, 2022 (the “Prior L/G Agreement” and, as amended by the L/G Amendment, the “Amended L/G Agreement”). The amendments effected by the L/G Amendment include, among other changes, an increase in the facility from €225,000,000 to €325,000,000 and the inclusion of requirements that would be triggered by a Collateral Springing Event, as described below.

The Amended L/G Agreement requires the Company and certain domestic subsidiaries that are guarantors thereunder to take certain actions if a Collateral Springing Event (as defined in the Amended L/G Agreement) occurs during the period commencing on the effectiveness of the L/G Amendment and ending on the first date on or after April 1, 2025 that all principal, interest and other amounts owing in respect of the New Term Loan have been paid in full (the “L/G Adjusted Period”). After a Collateral Springing Event, the Company and the guarantors would be required to grant liens on substantially all of their assets (subject to customary exceptions for excluded assets, including an exception for Principal Property (as defined in the Company’s indentures in respect of its senior notes) and for capital stock of entities that own any such Principal Property) in favor of the Agent (or any newly appointed security agent) for the benefit of the secured parties.

As compared to the Prior L/G Agreement, the Amended L/G Agreement increases the maximum permitted Leverage Ratio (as defined in the Amended L/G Agreement) from and after the commencement of the L/G Adjusted Period from 3.50x to 4.00x for the quarter ending June 30, 2023 and to 4.50x for the quarters ending September 30, 2023 through June 30, 2024, stepping down to 4.00x for the quarters ending September 30, 2024 and December 31, 2024, to 3.75x for the quarter ending March 31, 2025, and to 3.50x for the quarters ending June 30, 2025 and thereafter. The Amended L/G Agreement also, as compared to the Prior L/G Agreement, contains additional limitations on liens and restricted payments during the L/G Adjusted Period. Except for the amendments applicable during the L/G Adjusted Period, the Amended L/G Agreement contains substantially the same affirmative and negative covenants and events of default as those in the Prior L/G Agreement.

Certain of the lenders and agents under the Amended L/G Facility Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial lending, financial advisory and other services for the Company and its subsidiaries and have received, or may in the future receive, customary fees and commissions or other payments in connection therewith.

The foregoing description of the L/G Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the L/G Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of June 21, 2023, among Hillenbrand, Inc., as a borrower, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.2	Amendment and Restatement Agreement, dated June 22, 2023, between Hillenbrand, Inc., as a borrower, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, Commerzbank Aktiengesellschaft, as mandated lead arranger and bookrunner, Commerzbank Aktiengesellschaft (as successor to Commerzbank Finance & Covered Bond S.A.), as agent, and the other financial institutions party thereto as mandated lead arrangers, lenders and issuing banks

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Senior Vice President, General Counsel, and Secretary